SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): March 5, 2003
 -------------------------------------------------------------------------------

                               Baltek Corporation
 -------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)

         2-44764                                          13-2646117
         -------                                          ----------
(Commission File Number)                       (IRS Employer Identification No.)

                  10 Fairway Court, Northvale, New Jersey 07647
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                  Registrant's telephone number, (201) 767-1400



                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

                              ITEM 5 Other Events.

     On March 5, 2003, Baltek Corporation announced that it has entered into an Agreement and Plan of Merger among Baltek Corporation, Alcan Inc. and Alcan Balcorp, Inc., dated March 5, 2003. After the merger, Baltek will become a wholly owned subsidiary of Alcan, Inc. As a result of the merger, shareholders of Baltek Corporation will receive approximately $15.17 in cash for each share of Baltek common stock.

     Consummation of the merger is subject to the satisfaction of various conditions, including, but not limited to, approval of the Agreement and Plan of Merger by the shareholders of Baltek Corporation.

     Additional information regarding the merger is set forth in the Press Release of Baltek Corporation and the Agreement and Plan of Merger, copies of which are filed with this Report and incorporated herein by reference.

     On February 27, 2003, prior to the board meeting approving the merger, Mr. Henri-Armand Kohn resigned as director of Baltek Corporation.

                   ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

          (c)     EXHIBITS:

          Exhibit
          Number    Exhibit Title
          ------    -------------
          99.1      Agreement and Plan of Merger among Baltek Corporation, Alcan
                    Inc. and Alcan Balcorp, Inc., dated March 5, 2003.

          99.2 Voting Agreement, dated as of March 5, 2003, among Alcan Inc., Jacques Kohn, Jean Kohn, the Bernard Kohn Revocable Living Trust and the Bernard Irrevocable Descendants Trust.

          99.3      Press Release, dated March 5, 2003

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BALTEK CORPORATION

Date: March 7, 2003             By: /s/ Ronald Tassello, Chief Financial Officer
                                    --------------------------------------------
                                        Ronald Tassello
                                        Chief Financial Officer